Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159741, 333-159741-01, 333-159741-02, 333-159741-03 on Form F-3 of our reports dated March 26, 2012, relating to the consolidated financial statements of UnionBanCal Corporation and subsidiaries and the effectiveness of the UnionBanCal Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the UnionBanCal Corporation and subsidiaries for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 26, 2012